Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT. THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

12% SENIOR SECURED PROMISSORY NOTE

DUE OCTOBER 14, 2024

$2,000,000.00	August 30, 2023

FOR VALUE RECEIVED, the undersigned, STAFFING 360 SOLUTIONS, INC., a Delaware corporation (the “Company”), hereby promises to pay to Jackson Investment Group, LLC (together with its successors and assigns, the “Purchaser”), the principal sum of (a) TWO MILLION DOLLARS AND 00/100 ($2,000,000.00), plus (b) the entire amount of any and all Interest (as defined below) that at any time on or after the date hereof is added or deemed added to the principal balance of this 12% Senior Secured Note (this “Note”) pursuant to the terms hereof and the Purchase Agreement (as defined below), on October 14, 2024 (or such earlier date upon any acceleration of this Note as provided for herein, the “Maturity Date”), together with interest (computed on the basis of a 360-day year of twelve 30 day months) on the unpaid balance of this Note (which principal balance includes, for the avoidance of doubt, any and all Interest that on or after the date hereof is added or deemed added to the principal amount of this Note) (a) at the rate of twelve percent (12.00%) per annum, accruing from and after the date of this Note and until the entire principal balance of this Note shall have been repaid in full; provided that in the event that the Company has not repaid in cash at least fifty percent (50.00%) of the outstanding principal balance of this Note on or before the First Anniversary, then the interest on the outstanding principal balance of this Note shall continue to accrue at an increased rate per annum equal to sixteen percent (16.00%) of the outstanding principal balance of the this Note until this Note is repaid in full, and (b) on and at all times during which the Default Rate applies pursuant to Section 2.2(c) of the Purchase Agreement, to the extent permitted by law, at a rate per annum equal to five percent (5.00%) in excess of the rate of interest specified in the immediately preceding clauses (a) or (b).

This Note has been issued by the Company to the Purchaser pursuant to that certain Third Amended and Restated Note Purchase Agreement, dated as of October 27, 2022, among the Company, the Subsidiary Guarantors party thereto and the Purchaser, as amended by that certain First Omnibus Amendment and Reaffirmation Agreement to the Note Documents, dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Purchase Agreement. All Section references used herein refer to Sections of the Purchase Agreement.

Payments of principal, interest and any other amount due with respect to this Note are to be made in lawful money of the United States of America at the address of the Purchaser as specified in Section 10.1 of the Purchase Agreement or at such other place as shall have been designated by the Purchaser by written notice from the Purchaser to the Company.

This Note has been issued in connection with the Purchase Agreement and the Purchaser is entitled to the benefits thereof, and this Note is secured by and entitled to the benefits of the Security Documents and is guaranteed by each of the Subsidiary Guarantors pursuant to the guaranty provided for in Article 4 of the Purchase Agreement.

This Note is a registered Note and, as provided in the Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount (less any principal amount repaid prior to such transfer in accordance with the Purchase Agreement) will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. The transfer or assignment of this Note by the Purchaser is subject to the provisions of Section 10.5 of the Purchase Agreement, and so long as no Default or Event of Default exists, the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned).

This Note is subject to (a) optional prepayment, in whole or from time to time in part, without penalty or premium, subject to the notice and other requirements as provided in Section 2.3(b) of the Purchase Agreement, and (b) mandatory prepayment to the extent provided in Section 2.3(c) of the Purchase Agreement.

All accrued and unpaid interest on the outstanding principal balance of this Note shall be due and payable on each monthly Interest Payment Date as provided in Section 2.2 of the Purchase Agreement (with the first such monthly payment due on September 1, 2023 to include all accrued and unpaid interest on this Note from and after the date hereof, together with all unpaid interest under the Existing Notes accrued prior to the date hereof) and on the Maturity Date. In the event of any conflict between the terms of this Note and Section 2.2 of the Purchase Agreement in respect of the payment of any interest on this Note, the terms of Section 2.2 of the Purchase Agreement shall control.

If an Event of Default occurs and is continuing, the principal of this Note and all accrued and unpaid interest on the principal amount of this Note (including, without limitation, any unpaid Deferred Interest and any accrued interest thereon) may be accelerated and declared or otherwise become due and payable in the manner and with the effect provided in the Purchase Agreement.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS). THE TERMS OF SECTIONS 10.12 AND 10.13 OF THE PURCHASE AGREEMENT WITH RESPECT TO SUBMISSION TO JURISDICTION, CONSENT TO SERVICE OF PROCESS, VENUE AND WAIVER OF JURY TRIAL ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE COMPANY AGREES TO SUCH TERMS.

In no event shall the amount or rate of interest due and payable under this Note exceed the maximum amount or rate of interest allowed by Applicable Law and, in the event any such excess payment is made by the Company or received by Purchaser, such excess sum shall be credited as a payment of principal or, if no principal shall remain outstanding, shall be refunded to the Company. It is the express intent hereof that Company shall not pay and Purchaser not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under Applicable Law.

The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note. Time is of the essence of this Note.

[Signature Page Follows]

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Chairman and Chief Executive Officer

[Signature Page to 12% Senior Secured Promissory Note due October 14, 2024]